Exhibit 10.7

September 15, 2005

Endeavor Acquisition Corp.

180 Madison Avenue, Suite 2305

New York, New York 10016

Ladenburg Thalmann & Co. Inc.

590 Madison Avenue

34th Floor

New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

Tower Trust (“Trust”), a stockholder of Endeavor Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the Trust will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), Trust will vote all Insider Shares owned by it in favor of the Company’s decision to liquidate. Each of Trust and each controlling person of Trust (each a “Control Person”) hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and hereby waives any Claim either may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. Trust acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither Trust, any Control Person, nor any affiliate of Trust or any Control Person (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that Trust shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither Trust, any Control Person, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. Trust will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with Trust and an escrow agent acceptable to the Company.

7. Trust has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

8. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Trust hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, Trust will promptly notify the Company and Ladenburg and appoint a substitute agent acceptable to each of the Company and Ladenburg within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

9. The undersigned acknowledges and understands that Ladenburg and the Company will rely upon the agreements and representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render Ladenburg a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Tower Trust
Print Name of Insider

By:	/S/
Name:
Title: